WORKERS COMPENSATION RETROCESSIONAL STOP LOSS AGREEMENT

     This agreement is madeand entered into by and between both Chartwell Reinsurance Company, a Minnesota corporation and The Insurance Corporation of New York, a New York corporation (hereinafter called the "Retrocedent/Reinsured") and Western General Insurance Ltd. (hereinafter called the "Retrocessionaire") a Bermuda corporation.


                          ARTICLE 1 - BUSINESS COVERED

     The Retrocessionaire shall indemnify the Retrocedent/Reinsured with respect to their net retained liability in respect of designated workers compensation insurance coverage A and B) reinsurance and insurance as set forth in Schedules A and B attached and made partof this Agreement and as may be amended by mutual agreement to add additional reinsurance treaties or insurance programs as requested by the Retrocedent/Reinsured ("Subject Business").


                                ARTICLE 2 - TERM

     The term of this agreement shall be from 12:01 a.m. eastern standard time, January 1, 1997 until December 31, 1997, both days inclusive and shall apply to all in-force, new and renewal Original Contracts (as defined herein) of Subject business attaching during this period and listed on Schedule A. Notwithstanding the termination of this agreement as provided in this Article 2, its provisions will continue to apply to all unexpired Original Contracts ( as defined herein) until the termination of such Original Contracts,not toexceed twelve (12) months plus odd time from the date of termination of this Agreement (the "Run-Off Period").

     Notwithstanding the other provisions in this Article, in the event the Original Contracts are written in a jurisdiction where cancellation, renewal or non-renewal is regulated by the insurance authorities, and the Retrocedent/Reinsured is bound by such regulations and statutes of said jurisdictions or by judicial decisions, the Retrocessionaire will remain liable on such Original Contracts in force at the termination date of this Agreement (and will receive premium therefor) until the date each terminates or until the first renewal date when said Original Contracts can be lawfully nonrenewed, whichever occurs first. If, however, the Retrocedent/Reinsured holds the Subject Business on a net basis and for their own account, the Retrocessionaire will not be liable for longer than the Run-Off Period.


                             ARTICLE 3 - TERRITORY

     This Agreement will apply to the same territory as covered by the Original Contracts.

                             ARTICLE 4 - EXCLUSIONS

     The exclusions shall be identical in all respects as those set forth in the Original Contracts covered hereunder, it being understood that the Retrocessionaire shall follow the fortunes of the Retrocedent/Reinsured in all respects. However, the Nuclear Incident Exclusion, attached to, and made part of this Agreement, shall supersede any similar exclusions contained in Original Contracts.


                       ARTICLE 5 - LIMITS AND RETENTIONS

     Pursuant to Coverage A, the Retrocedent/Reinsured shall retain 100% of losses until a 55% Loss Ratio (as defined in Article 6) is attained and the Retrocessionaire shall cover 100% of losses when the Loss Ratio exceeds 55% until the Loss Ratio equals 72%.

     Under Coverage B, the Retrocedent/Reinsured shall retain 100% of losses when and after the Loss Ratio exceeds 72% until the Loss Ratio equals 79%. The Retrocessionaire shall cover 100% of losses when the Loss Ratio exceeds 79% until the Loss Ratio equals 89%. However, in no event shall the Retrocessionaire be liable for more than $7,610,000 pursuant to Coverage B.


                             ARTICLE 6 - DEFINTIONS

     "Original Contracts", means all agreements covering Subject Business pursuant to which the Retrocedent/Reinsured provides reinsurance indemnity to an original reinsured and all policies, binders, contracts or agreements of insurance, whether written or oral, as written by the Retrocedent/Reinsured.

     "Experience Account", means with respect to the profit sharing commission, the result derived from the calculation of income minus outgo.

     "Obligations" means:
I. Losses and allocated loss expenses paid by the ceding company, but not recovered from the reinsurer; II. Reserves for losses reported and outstanding;
III. Reserves for losses incurred but not reported; and IV. Reserves for allocated loss expenses and unearned premiums.

     "Incurred Losses/Ultimate Net Loss" means those losses occurring during the accident year of 1997, subject to extension for the Run-Off Period on Subject Business written during the period of 1/1/97 - 12/31/97. Incurred Losses/Ultimate Net Loss are determined by the Retrocedent/Reinsured and include paid losses, paid loss adjustment expenses, outstanding case and loss adjustment expenses reserves, incurred but not reported losses and related loss adjustment expense, net of reinsurance recoveries that would inure to the benefit of the Retrocessionaire under this Agreement as per Schedule B.

     "Loss Ratio" means the ratio of earned premium to incurred losses.

     "Subject Net Earned Premium" shall mean premium earned on Subject Business during the term of this Agreement, less premiums ceded and earned for reinsurance that would inure to the benefit of the Retrocessionaire.

     "Taxes" shall mean all applicable United States taxes including federal income, excise and withholding taxes.


                         ARTICLE 7 - NET RETAINED LINES

     This Agreement applies only to that portion of any Original Contract which the Retrocedent/Reinsured retains net for their own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of the retentions, only loss or losses in respect of that portion of any Original Policy which the Retrocedent/Reinsured retains net for their own account shall be included.

     The amount of the Retrocedent's/Reinsured's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Retrocedent/Reinsured to collect reinsurance recoverable from any other reinsurer(s).


                   ARTICLE 8 - EXTRA CONTRACTUAL OBLIGATIONS

     This Agreement shall cover the Retrocedent/Reinsured within the limits set forth in Article 5, where the Ultimate Net Loss includes Extra Contractual Obligations. The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Agreement that arise from the handling of any claim on Subject Business, such liabilities arising because of, but not limited to, the following: failure by the Retrocedent/Reinsured to settle within the limit of an Original Con tract, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial or any action against its insured or reinsured, or in the or prosecution of an appeal consequent upon such action.

     The date on which any Extra Contractual Obligation is incurred by the Retrocedent/Reinsured shall be deemed, in all circumstances, to be the date of loss under the Original Contract. However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Retrocedent/Reinsured acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

          This Agreement shall cover all loss from Extra Contractual Obligations how so ever arising where the loss is incurred by the Retrocedent/Reinsured as a result of its issuance of an Original Contract of insurance or reinsurance that provides cover for such loss. Where such loss results from a contractual liability arising out of an Original Contract of reinsurance, Retrocedent/Reinsured may include all of such Extra Contractual Obligation for the purpose of calculating the Ultimate Net Loss hereunder.


                  ARTICLE 9 - EXCESS OF ORIGINAL POLICY LIMITS

     This Agreement shall cover the Retrocedent/Reinsured, within the limits set forth in Article 5, in accordance with the provisions of the excess of original policy limits clauses contained in the Retrocedents' Original Contracts of reinsurance for any loss for which the Retrocedents may be legally liable to pay in excess of the limits of the Original Contract of reinsurance.

     In addition, this Agreement shall cover the Retrocedent/Reinsured, within the limits set forth in Article 5, for any loss for which the Retrocedent/Reinsured may be legally liable to pay in excess of the limits of Original Contracts of insurance, such loss in excess of that limit having been incurred because of its failure to settle within the limit of the Original Contract of insurance or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparati on of the defense or in the trial of any action against the original insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

     However, this Agreement shall not cover any loss incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Retrocedent/Reinsured acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense, or settlement of any claim covered hereunder.

     For the purposes of this Article 9, the word "loss" shall mean any amount for which the Retrocedent/Reinsured would have been contractually liable to pay had it not been for the limit of an Original Contract.

     Recoveries    from   any   form   of    coverage    that    protects    the
Retrocedent/Reinsured against claims which are the subject matter of this Article shall inure to the benefit of the Retrocessionaire.

                        ARTICLE 10 - REINSURANCE PREMIUM

     A deposit premium of $6,524,000 will be paid to the Retrocessionaire at the inception of this Agreement. The premium shall be adjusted and the amount of the adjustment shall be equal to the difference between the deposit premium and 8.6% of the Subject Net Earned Premium for the term of this Agreement and will be payable to either party on February 15, 1998. In no event shall the total premium, inclusive of the adjustment, exceed $7,176,400.

                     ARTICLE 11 - PROFIT SHARING COMMISSION

     The Retrocessionaire shall pay a profit sharing commission, subject to full and final commutation as provided in this Agreement, equal to the Experience Account balance, if the balance of such account is positive. The Experience Account shall be calculated as follows: INCOME 1. Total reinsurance premium 2. Plus cumulative interest credit 3. Plus reinsurance premium adjustment

INCOME
 1.  Total reinsurance premium
 2.  Plus cumulative interest credit
 3.  Plus reinsurance premium adjustment

OUTGO
 4.  $250,000
 5.  Letter  of  credit  costs  (if   applicable)
 6.  Trust  fund  costs  (if applicable)
 7.  Cumulative losses paid

     The income shall be the sum of Nos. 1 thru 3 above less outgo which is the sum of Nos. 4 thru 7 above. The interest credit for the current quarter shall be determined by multiplying the balance in the Experience Account as of the end of the prior calendar quarter by 1.608% (6.59% annualized). The interest credit shall be pro-rated for the first quarter by dividing the number of days the funds were held by 91 and multiplying the product derived by the amount of the interest credit.


                      ARTICLE 12 - REPORTS AND REMITTANCES

     1. The Retrocedent/Reinsured shall furnish to the Retrocessionaire at least sixty (60) days prior to the close of the calendar quarter an estimate of the amount of Incurred Losses/Ultimate Net Loss ceded pursuant to this Agreement as of the close of that calendar quarter.

     2. The Retrocedent/Reinsured shall furnish to the Retrocessionaire within forty five (45) days after the close of each calendar quarter.

     A. A  quarterly  account  of  earned  premium  on  Subject  Business.
     B. A quarterly account of paid and unpaid Ultimate Net Loss. These reports shall be known collecting as the quarterly accounts(the "Quarterly Accounts").

     3. The Retrocessionaire shall furnish to the Retrocedent/Reinsured forty-five (45) days after the close of each quarter a reconciliation of the Experience Account from inception to the close of the most recent preceding calendar quarter.

     4. All amounts due and payable hereunder shall be remitted directly by wire transfer between the Retrocedent/Reinsured and the Retrocessionaire unless otherwise agreed to by the parties.

     5. Any amounts due from one party to the other that are not paid within the time period specified in Article 12 shall accrue interest from the date the payment is due at a rate equal to the greater of (1) 1% per month, compounded semi-annually, or (2) the yield on the one year United States treasury bill existent on the first day after the previous January 1st, as published in the Wall Street Journal, plus 250 basis points.

                         ARTICLE 13 - SETTLEMENT DATES

     The Retrocessionaire agrees to pay the Retrocedent/Reinsured the amounts of Ultimate Net Loss due hereunder and paid by the Retrocedent/Reinsured (or payable in accordance with Article 20) quarterly in arrears. Payment will be made within thirty (30) days following receipt of the Quarterly Accounts. If the Retrocessionaire reasonably believes that any information contained in the Quarterly Accounts is erroneous, the Retrocessionaire shall, within five (5) days following receipt of the Quarterly Accounts , notify the Retrocedent/Reinsured of the suspected error in writing. In such case the Retrocessionaire shall make payment within thirty (30) days after the Retrocedent/Reinsured corrects the error or explains the reason that the Quarterly Accounts are correct.

     Notwithstanding any provision to the contrary contained herein, and except as provided in Articles 8 & 9, coverage pursuant to this Agreement is expressly limited to claims or losses arising under the Original Contracts that are within the terms, conditions and limitations of the Original Contract and within the terms, conditions and limitations of this Agreement.

                            ARTICLE 14 - COMMUTATION

     At the Retrocedent's/Reinsured's request, this Agreement may be commuted within the first year provided that the Experience Account contains a credit balance. In such event the Retrocessionaire will pay to the Retrocedent/Reinsured $200,000 in addition to the credit balance in the Experience Account.

     In addition, the Retrocedent/Reinsured may, at their sole option, commute this Agreement at any December 31st, beginning on December 31, 1997 after giving ninety (90) days prior written notice of the intent to commute to the Retrocessionaire by registered or certified mail.

     If, at the time of commutation, the ceded unpaid Ultimate Net Loss is less than, or equal to, the balance in the Experience Account, the Retrocessionaire agrees to pay an amount equal to all ceded unpaid Ultimate Net Loss as calculated by the Retrocedent/Reinsured.

     If, at the time of commutation the ceded unpaid Ultimate Net Loss is greater than the balance in the Experience Account, the ceded unpaid Ultimate Net Loss shall be commuted at the present value in an amount to be mutually agreed by the parties. If the present value amount of the ceded unpaid Ultimate Net Loss cannot be mutually agreed by the Retrocedent/Reinsured and the Retrocessionaire, then a mutually acceptable independent third party actuary shall be retained to independently estimate the present va lue amount of the ceded unpaid Ultimate Net Loss (the cost of which shall be shared equally by the Retrocedent/Reinsured and Retrocessionaire). If such actuary's estimation is acceptable to both Retrocedent/Reinsured and Retrocessionaire, then this Agreement shall be commuted at the value as estimated by the actuary. If actuary's estimation is unacceptable to either the Retrocedent/Reinsured or the Retrocessionaire, or if the parties cannot agree on the selection of the actuary, then the Agreement will not be commuted at that time. However, the Retrocedent/Reinsured may, as provided in this Article 14, make subsequent requests to commute following the procedures set forth in this Article.

     Payment of the ceded unpaid Ultimate Net Loss and premium refund, if any, by the Retrocessionaire as set forth above shall constitute a complete and final release of the retrocessionaire in respect of any and all obligations of any nature whatsoever to the Retrocedent/Reinsured arising pursuant to this Agreement.


                    ARTICLE 15 - FUNDS TRANSFERRED\SECURITY

     The Retrocessionaire shall collaterize 100% of all Obligations arising pursuant to this Agreement in a trust fund and/or by a Letter of Credit (LOC) from a bank approved by the US Federal Reserve. The sum of the market value of assets held in the trust fund plus the LOC shall equal or exceed all Obligations ceded to the Retrocessionaire. If a trust fund is established the Retrocessionaire shall provide, or it shall ensure that the trustee or bank provides a statement of assets in the trust agreement on a quarterly basis. All costs of the trust fund and letter of credit charges, if any, shall be paid by the Retrocessionaire and deducted from the Experience Account as paid.


                     ARTICLE 16 - CHANGE IN CONTROL CLAUSE

     The Retrocessionaire will have the option to commute this Agreement if there is a change in control in the Retrocedent/Reinsured. The option must be exercised within 60 days of the date of the change in control.

     "Change  in Control" shall mean any of the following occurrences:

     (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or securities of Chartw ell representing 50% or more of the combined voting power of Chartwell's then outstanding securities;

     (ii) during any period of not more than two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section) whose election by the Board of Directors or nomination for election was approved by a vote of at least two -thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

     (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding
immediately   prior  thereto   continuing  to  represent  (either  by  remaining
outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediatel y after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of Chartwell (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


                          ARTICLE 17 - RIGHT OF OFFSET

     The Retrocedents/Reinsured and the Retrocessionaire may offset any balance or amount due from one party to the other under this Agreement or any other contract heretofore or hereafter entered into between the parties, whether acting as assuming reinsurer or ceding company or in any other capacity.

                            ARTICLE 18 - ARBITRATION

     Any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. A demand for arbitration will be made in writing and sent certified or registered mail, return receipt requested.

     One arbitrator shall be chosen by each party and the two arbitrators shall choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

     If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court having jurisdiction over the geographical area in which the arbitration is to take place, or if the federal court declines to act, the state court having general jurisdiction in such area.

     All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's of London.

Within thirty (30) days after all arbitrators have been selected, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

     The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in, New York, New York, or at such other place as the parties to the proceeding shall mutually agree. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of New York. The decision of any two arbitrators when rendered in writing shall be final and binding on the parties to th e proceeding. The panel is empowered to grant interim relief as it may deem appropriate.

     The panel shall interpret this Agreement as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

     Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator The remaining costs of the arbitration shall be allocated by the panel The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

     If more than one Retrocessionaire is involved in arbitration where there are common questions of law or fact and a possibility of conflicting awards or inconsistent may result, all such Retrocessionaire shall constitute and act as one party for purposes of this Article and communications shall be made by the Retrocedent/Reinsured to each of the Retrocessionaire constituting the one party. However, the rights of such Retrocessionaire to assert several, rather than joint defenses or claims shall not be impa ired, nor be construed as to change the liability of the Retrocessionaire under the terms of this Agreement from several to joint.

                         ARTICLE 19 - ACCESS TO RECORDS

     The Retrocessionaire or its duly accredited representatives shall have access to the books and records of the Retrocedent/Reinsured on matters reasonably relating to this Agreement at all reasonable times for the purpose of obtaining information concerning this Agreement or the subject matter hereof. Access to premium records is restricted to within seven (7) years of the expiration of this Agreement.

                            ARTICLE 20 - INSOLVENCY

     In the event of the Retrocedent/Reinsured's insolvency, the amounts due under this Agreement will be paid by the Retrocessionaire on the basis of the Retrocedent/Reinsured's liability under the Original Contracts without diminution because of the Retrocedent/Reinsured's insolvency or because its liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims, subject however to the right of the Retrocessionaire to offset against such amounts due hereunder, any sum s that may be payable to them by said insolvent Retrocedent/Reinsured in accordance with the Article 17. Such amounts will be paid by the Retrocessionaire directly to the Retrocedent/Reinsured, its liquidator, receiver, conservator, or statutory successor except (a) where this Agreement specifically provides for another payee in the event of the Retrocedent/Reinsured insolvency or (b) where the Retrocessionaire with the consent of the direct insured or insureds, have assumed such policy obligations of the Retrocedent/Reinsured as direct obligations of, themselves to the payees under such policies in substitution for the Retrocedent/Reinsured's obligation to such payees. The Retrocedent/Reinsured's liquidator, receiver, conservator, or statutory successor will give written notice of the pendency of a claim against the Retrocedent/Reinsured under the policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Retrocessionaire may investigate said claim and interpose in the proceeding where the claim is to be adjudicated, at their own expense, any defense that they may deem available to the Retroc edent/Reinsured, its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Retrocessionaire will be chargeable against the Retrocedent/Reinsured, subject to court approval, as part of the expense of conservation or liquidation to the extent that such proportionate share of the benefit will accrue to the Retrocedent/Reinsured solely as a result of the defense undertaken by the Retrocessionaire. Where two or more Retrocessionaires are involved in the same claim, and a m ajority in interest elect to interpose defense to such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Retrocedent/Reinsured.

                        ARTICLE 21 - FEDERAL EXCISE TAX

     A. The Retrocessionaire has agreed to allow for the purpose of paying the Federal Excise Tax based upon the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

     B. In the event of any return of premium becoming due hereunder the Retrocessionaire will deduct the applicable percentage of federal excise tax paid from the return premium and the Retrocedent/Reinsured or its agent should take steps to recover the tax from the United States Government.


                        ARTICLE 22 - FOLLOW THE FORTUNES

     All cessions made under this agreement shall be subject to all the general and special conditions, stipulations and endorsements of the Original Contracts accepted by the Retrocedent/Reinsured, it being understood that the general intention of this Agreement is that the Retrocessionaire shall share the fortunes of the Retrocedent/Reinsured to the extent of its interest in such reinsurances/insurances.


                       ARTICLE 23 - ERRORS AND OMISSIONS

     Any omission or error by any party to this agreement will not relieve any party of liability hereunder, provided such act, omission, or error is not prejudicial to the any other party and is rectified promptly upon discovery by the responsible party.

                             ARTICLE 24 - CURRENCY

     The provisions of this agreement involving dollar designated amounts are express in United States currency and all payments shall be made in this currency.

                           ARTICLE 25 - GOVERNING LAW

     This agreement shall be interpreted and governed by the laws of the state of New York without regard to its principles of choice of law.


                          ARTICLE 26 - SERVICE OF SUIT

     In the event of the failure of the Retrocessionaire hereon to pay any amount claimed to be due hereunder, such Retrocessionaire at the request of the Retrocedent/Reinsured, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Retrocessionaire's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States Di strict Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process in such suit may be made upon Mendes & Mount, 750 7th Avenue, New York, New York 10019-6829 USA or another party specifically designated in the applicable Interests and Liabilities Agreement attached hereto. In any suit instituted against it upon this Agreement, the Retrocessionaire will abide by the final decision of such court, or of any ap pellate court in the event of any appeal.

     The above-named are authorized and directed to accept service of process on behalf of the Retrocessionaire in any such suit and/or upon the request of Retrocedent/Reinsured to give a written undertaking to the Retrocedent/Reinsured that they will enter a general appearance upon the Retrocessionaire's behalf in the event such a suit will be instituted.

     Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefore, the Retrocessionaire hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or the successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Retrocedent/Reinsured or any beneficiar y hereunder, arising out of this Agreement, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.


                       ARTICLE 27 - NO THIRD PARTY RIGHTS

     This agreement is solely between the Retrocedent/Reinsured and the Retrocessionaire, and no instance shall any other party have any rights under this agreement except as expressly provided otherwise in the insolvency article.

                         ARTICLE 28 - NO IMPLIED WAIVER

     The failure of any party to enforce any of the provisions herein shall not be construed to be a waiver of the right of such party to enforce any such provision.


                           ARTICLE 29 - PARTICIPATION

     This agreement obligates the Retrocessionaire for 100% of the interests and liabilities set forth under this Agreement.


IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Contract, to be effective on the date indicated.


CHARTWELL REINSURANCE COMPANY

By:     /s/ Jacques Q. Bonneau
--------------------------------
Name:   Jacques Q. Bonneau

Title:  Senior Executive Vice President,
        Chief Underwriting Officer

Date:   September 30, 1997


THE INSURANCE CORPORATION OF NEW YORK

By:     /s/ Jacques Q. Bonneau
----------------------------------
Name:   Jacques Q. Bonneau

Title:  Senior Executive Vice President,
        Chief Underwriting Officer

Date:   September 30, 1997


WESTERN GENERAL INSURANCE LTD.

By:    /s/ John L. Marion
-----------------------------------
Name:   John L. Marion

Title:  President & Managing Director

Date:   September 30, 1997